UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNITIL CORPORATION

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

This proxy statement supplement (this “Supplement”) dated April 7, 2023 updates certain information in the definitive proxy statement of Unitil Corporation (the “Company”) dated March 27, 2023 (the “Proxy Statement”) relating to the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). The Proxy Statement was filed with the Securities and Exchange Commission on March 28, 2023 and first mailed to shareholders of the Company on or about March 28, 2023. This Supplement should be read together with the Proxy Statement. Except as described herein, this Supplement does not amend, replace, supplement or otherwise affect the Proxy Statement or the information contained therein.

On April 7, 2023, Mark H. Collin stepped down from the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company. Also, on April 7, 2023, the Board of Directors of the Company subsequently reconstituted the Audit Committee by appointing Edward F. Godfrey, Michael B. Green, and Justine Vogel as the sole members of the Audit Committee, effective as of April 7, 2023.

Additional Information and Where to Find It

On March 28, 2023, the Company filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) relating to the 2023 Annual Meeting. On or about March 28, 2023, the Company began mailing to its shareholders the Proxy Statement, the accompanying proxy card, and the accompanying annual report for the fiscal year ended December 31, 2022. The Company urges its shareholders to read the Proxy Statement and the accompanying annual report because those documents contain important information about the Company and the 2023 Annual Meeting.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s filings are available to the public over the internet at the SEC’s web site at www.sec.gov. Shareholders and investors may request a copy of any of these documents at no cost (other than an exhibit to the filing unless the Company has specifically incorporated that exhibit by reference into the filing), by telephoning the Company at 1-800-999-6501 or by writing to the Company at the following address:

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Attention: Sandra L. Whitney, Corporate Secretary

Certain Information Regarding Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2023 Annual Meeting under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of the Company’s directors and executive officers in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on

February 14, 2023, and (ii) the Proxy Statement for the 2023 Annual Meeting, which was filed with the SEC on March 28, 2023. To the extent that the Company’s directors’ and executive officers’ holdings of the Company’s securities have changed from the amounts printed in the Proxy Statement for the 2023 Annual Meeting, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 and/or Form 5, respectively, filed with the SEC. These documents can be obtained free of charge from the sources indicated above.